Exhibit 1.1

• Shares

Gruma S.A. de C.V.

Series B Common Stock, Class I

(No Par Value)

FORM OF INTERNATIONAL UNDERWRITING AGREEMENT

January 27, 2006

Deutsche Bank Securities Inc.
As Representative of the
Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

Gruma S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (the “Company” or the “Seller”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule A hereto for whom you are acting as representative (the “Representative”) an aggregate of • shares of the Company’s Class I, Series B Common Stock, without par value (the “Shares” and the “Agreement” as appropriate).  The respective amounts of the Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto.

As Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Shares set forth opposite their respective names in Schedule A.

It is understood that the Company is concurrently entering into an underwriting agreement (the “Mexican Underwriting Agreement” and, together with this Agreement, the “Global Underwriting Agreement”) providing for the sale to Casa de Bolsa Banorte, S.A. de C.V. Grupo Financiero Banorte and Ixe Casa de Bolsa, S.A. de C.V., Ixe Grupo Financiero (the “Mexican Underwriters” and the offering in Mexico being “the Mexican Offering”) by the Company of an aggregate of • shares of the Company’s Class I, Series B Common Stock, without par value (the “Mexican Underwritten Shares”) and together with the Shares, the “Global Shares”).

It is further understood and agreed that the Mexican Underwriters and the Underwriters (collectively, the “Global Underwriters”) have entered into an Agreement Between Underwriters and Mexican Underwriters dated the date hereof (the “Agreement Between Underwriters and Mexican Underwriters”), pursuant to which, among other things, the Mexican Underwriters may purchase from the Underwriters a portion of the Shares to be sold pursuant to this Agreement and the Underwriters may purchase from the Mexican Underwriters a portion of the Mexican Shares to be sold pursuant to the Mexican Underwriting Agreement.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPAL SHAREHOLDER.

(a)                                  The Company represents and warrants to each of the Underwriters as follows:

(i)                                     Compliance With Registration Statement Requirements.  A registration statement on Form F-3 (File No. 333-130059) including the related Preliminary Prospectus (as defined below) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3.  Copies of such registration statement, including any amendments thereto, the Preliminary Prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus first filed with the Commission pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the effective date of the Registration Statement as defined in Rule 158(c) under the Act (the “Effective Date”).  The term “Statutory Prospectus” means any Preliminary Prospectus (as defined below), as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein.  Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose.  Each of the Registration Statement and any post-effective amendment thereto, as of its date, at the date hereof and at the Effective Date, complied in all material respects with the Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements or omissions based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder.

(ii)                                  Two Prospectuses.  It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Shares: the Prospectus related to the Shares, which are to be offered and sold outside Mexico, and another form of prospectus relating to the Mexican Shares (the “Mexican Prospectus”), which are to be offered and sold in the United Mexican States (“Mexico”).

(iii)                               Stamp Duty.  Except as described in the Prospectus, or has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable under applicable laws or regulations in connection with the creation, issuance or delivery of the Global Shares, the transfer of any of the Global Shares or with respect to the execution and delivery and performance by the respective parties under this Agreement and the Mexican Underwriting Agreement.

(iv)                              Disclosure Package.  The term “Disclosure Package” shall mean (i) the Statutory Prospectus, if any, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.  The term “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433 of the Act relating to the Shares.  As of 9:00 pm New York time on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.

(v)                                 Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of the issue date and at all subsequent times through the completion of the public offer and sale of the Global Shares or until any earlier date at which the Company notified or notifies the Representative as described in Section 4(a)(vi), did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superceded or modified.  The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.

(vi)                              Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined in Section 2) and the completion of the Underwriters’ distribution of the Global Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or the Registration Statement.

(vii)                           Good Standing.  The Company has been duly organized and is validly existing as a sociedad anónima de capital variable under the laws of the Mexican United States, with corporate power and authority to own or lease its properties and conduct its business as described in the each of the Registration Statement, the Disclosure Package and the Prospectus except where any failure to so qualify would not be reasonably expected to result in a material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby, whether or not occurring in the ordinary course of business (a “Material Adverse Change”).  Each of the subsidiaries of the Company as listed in Exhibit 8 to the Company’s Annual Report of Form 20-F for the year ended December 31, 2004 as filed with the Commission (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in each of the Registration Statement, the Disclosure Package and the Prospectus except where any failure to so qualify would not be reasonably expected to result in any Material Adverse Change.  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where any failure to so qualify would not be reasonably expected to result in a Material Adverse Change.  The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and except to the extent specified in Schedule C are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims except for any such liens, encumbrances and equities and claims as would not singly or in the aggregate be reasonably expected to result in any Material Adverse Change; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding except in any case as would not singly or in the aggregate be reasonably expected to result in any Material Adverse Change.

(viii)                        Authorization of the Shares.  The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable.  All preemptive rights of stockholders existing with respect to the Global Shares or the issue and sale thereof have been effectively waived by the company’s shareholders.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(ix)                                Capitalization. The information set forth under the caption “Capitalization” in each of the Registration Statement, the Disclosure Package and the Prospectus is true and correct in all material respects.  All of the Global Shares conform in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus.  The form of certificates for the Global Shares conform in all material respects to the corporate laws of Mexico.

(x)                                   No Other Rights to Purchase Shares.  Except as described in or contemplated by the Prospectus or documents incorporated by reference therein, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus or documents incorporated by reference therein, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Global Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

(xi)                                Independent Auditors.  Pricewaterhouse Coopers, S.C. who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations and is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”).

(xii)                             No Sarbanes-Oxley Defaults.  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xiii)                          Internal Accounting Controls.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xiv)                         Financial Statements.  The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles in Mexico (“Mexican GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and have been reconciled to accounting principles generally accepted in the United States (“U.S. GAAP”) to the extent required under the Act and regulations promulgated thereunder and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary financial and statistical data included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the company.

(xv)                            Integrity of Internal Controls.  Since the date of the most recent balance sheet reviewed or audited by auditors of the Company, there have been no significant changes (including any corrective actions with regard to significant deficiencies and material weaknesses) in the Company’s internal control over financial reporting or in other factors that could significantly affect the Company’s internal control over financial reporting.  Since the date of the most recent balance sheet reviewed or audited by auditors of the Company, the Company’s auditors and the audit committee of the Company’s board of directors (or persons fulfilling the equivalent function) have not been advised of (a) any significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal control over financial reporting; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xvi)                         Absence of Proceedings.  Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there is no foreign or domestic action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any foreign or domestic court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries, would be reasonably expected to result in any Material Adverse Change.

(xvii)                      Title to Property.  The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in any of the Registration Statement, the Disclosure Package or the Prospectus whether foreign or domestic, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in any of the Registration Statement, the Disclosure Package or the Prospectus and except for any such lien, mortgage, pledge, charge or encumbrance that would not singly or in the aggregate be reasonably expected to result in a Material Adverse Change.  The Company and the Subsidiaries occupy their leased properties under valid and binding leases and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of such leases, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased premises, except such claims as, singly or in the aggregate, are not reasonably expected to have a Material Adverse Change.

(xviii)                   No Delinquent Taxes.  The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with applicable generally accepted accounting principles except in any case that would not singly or in the aggregate be reasonably expected to result in a Material Adverse Change.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments, except such claims as, singly or in the aggregate, are not reasonably expected to have a Material Adverse Change.

(xix)                           No Material Adverse Change in Business.  Since the Effective Date, with respect to the Registration Statement, the filing date pursuant to Rule 424(b) with respect to the Prospectus and the Time of Sale, with respect to the Disclosure Package, there has not been any Material Adverse Change, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in all of the Registration Statement, the Disclose Package and the Prospectus.  The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s consolidated financial statements hereinabove described.

(xx)                              Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its Charter or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not be reasonably expected to result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the Mexican Underwriting Agreement and any other agreement entered into or to be entered into by the Company in connection with the transactions contemplated hereby or in the Registration Statement, the Disclosure Package or the Prospectus and the consummation of the transactions contemplated herein (including the issuance and sale of the Global Shares and the use of the proceeds from the sale of the Global Shares as described in each of the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events (as defined below) or liens, charges or encumbrances that, singly or in the aggregate, would not be reasonably expected to result in a Material Adverse Change, nor will such action result in any violation of the provisions of the Charter or By-Laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xxi)                           Authorization of Agreement.  The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Mexican Underwriting Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Mexican Underwriting Agreement have been duly executed and delivered by the Company.

(xxii)                        Receipt of Approval.  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body whether foreign or domestic, necessary in connection with the execution and delivery by the Company of the Global Underwriting Agreement and the consummation of the transactions therein contemplated (except such additional steps by the Underwriters as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering under federal or state securities or blue sky laws) has been obtained or made and is in full force and effect.

(xxiii)                     Possession of License and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Mexican or foreign regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration (the “FDA”), necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Change; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(xxiv)                    Product Compliance.  None of the Company or any of its subsidiaries has received notice of, nor, to the knowledge of the Company and its subsidiaries, is currently the subject of any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action, audit or other compliance or enforcement action, relating to any of its products, by the FDA, or by any Mexican or other authority having or asserting responsibility for the regulation of any of its products, which is reasonably expected to have a Material Adverse Change.

(xxv)                       Possession of Intellectual Property.  The Company and the Subsidiaries each own or possess or can acquire on reasonable terms the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity except in any case that would not singly or in the aggregate be reasonably expected to result in a Material Adverse Change.  None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any person; the Company has not received any written or oral communications alleging that the company has violated, infringed or conflicted with, or, by conducting its business as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity except in any case that would not singly or in the aggregate be reasonably expected to result in a Material Adverse Change.

(xxvi)                    Absence of Manipulation.  Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock or the Company’s American Depository Shares to facilitate the sale or resale of the Global Shares.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Global Shares on the Mexican Stock Exchange in accordance with the Global Underwriting Agreement.

(xxvii)                 Sufficient Business Insurance.  The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar businesses in similar markets.

(xxviii)              No Restrictions of Dividends.  Except for the Gruma Corporation leases with Philip Morris Capital Corporation, the Gruma Corporation U.S.$10,535,000 loan with the IDB, Gruma Corporation’s U.S.$70,000,000 credit facility with Rabobank and Gruma Corporation’s U.S.$15,501,573 private placement with John Hancock, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as prohibited by Mexican corporate law.  All dividends and other distributions declared and payable on the Global Shares may under current Mexican law and regulations be paid to the holders of such Global Shares.

(xxix)                      Investment Company Act.  The Company is not, nor after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, (as amended, the “1940 Act”) and the rules and regulations of the Commission thereunder.

(xxx)                         Company Not Ineligible Issuer.  (i) At the time of the filing of the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(xxxi)                      No NASD Affiliation.  To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders.

(xxxii)                   Environmental Laws.  Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate be reasonably expected to result in a Material Adverse Change; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxxiii)                Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, is reasonably expected to result in a Material Adverse Change.

(xxxiv)               Shares Approved For Listing.  The Shares have been approved for listing and are authorized for trading on the Mexican Stock Exchange, subject to notice of issuance on the Mexican Stock Exchange.  Certificates evidencing the Global Shares will have been deposited with S.D. Indeval, S.A. de C.V., Institucion para el Deposito de Valores (“Indeval”) prior to the Closing Date.

(xxxv)                  Absence of Further Requirements.  Except for the authorization for the registration of the Global Shares in the Special Section (Sección Especial) of the Mexican Securities National Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (which authorization shall be obtained before the Closing Time), no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement and the Mexican Underwriting Agreement, except such as have been already obtained.

(xxxvi)               Reporting Company.  The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(xxxvii)            Foreign Private Issuer.  The Company is a “foreign private issuer” as defined in Regulation S.

(xxxviii)         Brokers.  There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by the Global Underwriting Agreement.

(xxxix)                 Choice of Law.  The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws Mexico and the Company knows of no reason why the courts of Mexico would not give effect to such choice of law.

(xl)                                Consent to Jurisdiction.  The Company has the power to submit and pursuant to Section 14 of this Agreement has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Shares by the Company under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and has the power to designate, appoint and empower and in accordance with Section 14 of this Agreement and has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(xli)                             Waiver of Immunities.  The Company, and its obligations under this Agreement, are subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of Mexico, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of the properties, assets or revenues of the Company may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(xlii)                          Enforceability of New York Judgment.  Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Mexico without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that such judgment does no violate Mexican law or public policy (orden público) and essential procedures under Mexican law with respect thereto are complied with.

(b)                                 Officer’s Certificate.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.                                       PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a)                                  Sale of Shares.  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of Ps. • per share, the number of Shares set forth opposite the name of each Underwriter in Schedule A hereof.

(b)                                 Payment for Shares.  Payment for the Shares to be sold hereunder is to be made in Federal (same day) funds against delivery therefor to the Representative for the several accounts of the Underwriters.  Delivery is to be made to such Indeval accounts as designated by the Representative, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  Delivery is to be made against payment by each Underwriter through the Representative of the purchase price upon or to the order of the Company by wire transfer payable in Mexican Pesos in same day funds to the account as specified by the Company.  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)                                  Simultaneous Closing.  It is understood and agreed that the Closing Date shall occur simultaneously with the purchase and sale of the Mexican Underwritten Shares under the Mexican Underwriting Agreement.

3.                                       OFFERING BY THE UNDERWRITERS.

Commitment to Public Offering.  It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representative deems it advisable to do so.  The Shares are to be initially offered to the public at the public offering price set forth in the Prospectus.  The Representative may from time to time thereafter change the public offering price and other selling terms.

Representative of Underwriters.  It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

No Prospectus Directive.  Each Underwriter severally agrees that it will not offer and sell the Shares under any circumstances which will require the publication by the Company of a prospectus pursuant to Article 3 of Directive 2003/71/EC (the “Prospectus Directive”) including any relevant implementing measure in each member state of the European Economic Area which has implemented the Prospectus Directive.

4.                                       COVENANTS OF THE COMPANY.

(a)                                  The Company covenants and agrees with the several Underwriters that:

(i)                                     Use Best Efforts to Cause Effectiveness.  The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Disclosure Package, the Prospectus or documents incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(ii)                                  Compliance With The Act.  The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or the Prospectus or of the institution of any proceedings for that purpose.  The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of any Preliminary Prospectus or the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(iii)                               Representative’s Review of Proposed Amendments and Supplements.  During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act) the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.

(iv)                              Due Qualification.  The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(v)                                 Delivery Obligations.  The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request.  The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.

(vi)                              Exchange Act Compliance.  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the Prospectus Delivery Period, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Disclosure

Package or the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Disclosure Package or the Prospectus to comply with any law, the Company promptly will notify the Representative of any such event or condition and, at its own expense, either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package and the Prospectus so that the Disclosure Package and the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Disclosure Package or the Prospectus will comply with the law.

(vii)                           Permitted Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter agrees that unless it obtains the prior written consent of the Company and the Representative, it will not make any offering relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representative hereto and the Company shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(viii)                        Earnings Statement.  The Company will make generally available, as soon as it is practicable, an earning statement which shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(ix)                                Financial Statements.  If they have become available prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(x)                                   Company Lock-Up.  During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of Deutsche Bank Securities Inc. (“DBSI”) (which consent may be withheld at the sole discretion of DBSI), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by the Global Underwriting Agreement with respect to the Global Shares); provided, however, that the Company may (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or a report incorporated by reference therein, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of DBSI (which consent may be withheld at the sole discretion of the DBSI) and (ii) purchase and sell its own shares through the Company’s repurchase fund up to a maximum of 1% of the Company’s outstanding shares of Common Stock.  Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representative and each individual subject to the restricted period pursuant to the lockup letters described in this Section 4(a)(x) and in Section 4(a)(xi) below with prior notice of any such announcement that gives rise to an extension of the restricted period.

(xi)                                Major Shareholder Lock-Up Agreement.  The Company has caused Roberto Gonzalez Barrera, on or prior to the date of this agreement, to furnish a letter substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(xii)                             Enforcement of Lock-Up Agreements.  The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s public offering.

(xiii)                          Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Global Shares on the Mexican Stock Exchange.

(xiv)                         Periodic Reporting Obligations.  The Company shall apply the net proceeds of its sale of the Global Shares as set forth in each of the Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Global Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xv)                            Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Global Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xvi)                         No Price Manipulation.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xvii)                      Provision of Downloadable Prospectus.  The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares.  As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Shares and (ii) it shall be convertible into a paper format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to the Commission’s electronic data gathering and retrieval system (“EDGAR”) or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(xviii)                   Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Mexican securities laws and other foreign laws, as applicable, of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(xix)                           Compliance with Sarbanes-Oxley Act.  For a period of six months from the Closing Date the Company will notify the Representative of any violation of the Sarbanes-Oxley Act promptly after becoming aware of such violation.

5.                                       COSTS AND EXPENSES.

Costs Borne By Company.  The Company will pay all costs, expenses and fees (i) incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  all applicable stamp duties and transfer taxes in connection with the original issuance and sale of the Shares, if any, accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of each Issuer Free Writing Prospectus, the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters’ invitation letter, the blue sky survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (other than legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; and (ii) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any consultants, the document production charges and expenses associated with printing any agreement or other document prepared and delivered in connection with the issuance and sale of the Shares; the fees, disbursements and expenses of the Underwriters’ US and foreign counsel; the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or blue sky laws; the Representative’s costs and expenses incurred in connection with serving as “bookrunner”, all reasonable out-of-pocket expenses of the Underwriters, including due diligence, and all other reasonable cost and expenses incident to the performance of the obligations of the Underwriter hereunder for which provision is not otherwise made in this Section; provided, however, that notwithstanding the foregoing, the Company’s obligations to pay or reimburse the Underwriters in respect of the foregoing in (ii) above, including in respect of the Underwriter’s counsel fees and disbursements and the Underwriter’s roadshow and due diligence expenses shall be limited to U.S.$275,000.

Reimbursement for Expenses.  If this Agreement shall not be consummated because the conditions in Section 6 are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, irrespective of whether such fees were incurred prior to the date hereof, provided, however, that the maximum aggregate reimbursement to all Underwriters will be $275,000.

6.                                       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

Underwriters Obligations Contingent.  The several obligations of the Underwriters to purchase the Shares on the Closing Date are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company contained in Section 1 and elsewhere herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance in all material respects with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)                                 Mexican Offering Completed.  Substantially all of the Mexican Underwritten Shares under the Mexican Underwriting Agreement shall have been purchased and duly paid for by the Mexican Underwriters or investors in the Mexican Offering.

(c)                                  Opinion of Company’s International Counsel.  The Representative shall have received on the Closing Date, the opinion of Milbank, Tweed, Hadley & McCloy LLP (“Milbank”), international counsel for the Company, dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

Reliance On Other Counsel.  In rendering such opinion, Milbank may rely as to matters governed by the laws of Mexico on Kuri, Brena, Sanchez Ugarte, Corcuera Y Aznar, S.C., and other counsel for additional foreign relevant jurisdictions, provided that in each case Milbank shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

(d)                                 Opinion of the Company’s Mexican Counsel.  The Representative shall have received on the Closing Date, the opinion of Kuri, Brena, Sanchez Ugarte, Corcuera Y Aznar, S.C. (“Kuri”), Mexican counsel for the Company, dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

Reliance On Other Counsel.  In rendering such opinion, Kuri may rely as to matters governed by the laws of the United States on Milbank, and other counsel for additional foreign relevant jurisdictions, provided that in each case Kuri shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

(e)                                  Opinion of Underwriter’s International Counsel.  The Representative shall have received from Clifford Chance US LLP an opinion dated the Closing Date in a form reasonably acceptable to the Representative.

(i)                                     Reliance on Other Counsel.  In rendering such opinion, Clifford Chance US LLP may rely as to all matters governed by the laws of Mexico on the opinion of Mijares, Angoitia, Cortes & Fuentes S.C. and other counsel for additional foreign relevant jurisdictions.

(f)                                    Opinion of Underwriter’s Mexican Counsel.  The Representative shall have received from Mijares, Angoitia, Cortes & Fuentes S.C., Mexican counsel for the Underwriters, an opinion dated the Closing Date in a form reasonably acceptable to the Representative.

(i)                                     Reliance on Other Counsel.  In rendering such opinion, of Mijares, Angoitia, Cortes & Fuentes S.C. may rely as to all matters governed by the laws of the United States, on the opinion of Clifford Chance US LLP and other counsel for additional relevant jurisdictions.

(g)                                 Provision For Inclusion In Opinion of Each Counsel.  In addition to the matters set forth above, each legal opinion rendered pursuant to this Section 6 shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of and since the Initial Sale Time, the documents specified in Schedule B, consisting of those included in the Disclosure Package, when considered together with the statements under the caption “Description of the Share Capital” in the Prospectus, contained or contain an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).  With respect to such statement, counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(h)                                 Blue Sky Memorandum.  The Representative shall have received at or prior to the Closing Date from Clifford Chance US LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

(i)                                     Comfort Letter.  You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to you, of Pricewaterhouse Coopers, S.C. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

(j)                                     Officer’s Certificates.  The Representative shall have received on the Closing Date, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

(i)                                     Registration Statement Effective.  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

(ii)                                  Accuracy of Representations and Warranties.  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date;

(iii)                               Required Filings Performed.  All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

(iv)                              No Material Omissions.  He has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto and, in his opinion, as of the Effective Date, the statements contained in each of the Registration Statement, the Disclosure Package and the Prospectus were true and correct, and none of the Registration Statement, the Disclosure Package or the Prospectus omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment of any of the Registration Statement, the Disclosure Package and the Prospectus which has not been so set forth in such supplement or amendment; and

(v)                                 No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any Material Adverse Change.

(k)                                  Additional Representations.  The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(l)                                     Shares Duly Listed.  The Global Shares have been duly listed, subject to notice of issuance, on the Mexican Stock Exchange.

(m)                               Lock-Up Agreements Effective.  The Lockup Agreements described in Sections 4(ix) and 4(x) are in full force and effect.

Satisfactory Opinions.  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Clifford Chance US LLP and Mijares, Angoitia, Cortes & Fuentes S.C., counsel for the Underwriters.

Subject to Termination.  If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.  In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.                                       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

No Stop Orders.  The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.                                       INDEMNIFICATION.

(a)                                  The Company agrees as follows:

(1)                                  Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Prospectus, the Statutory Prospectus, or any amendment or supplement to any of the aforementioned documents, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any of the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus, the Statutory Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.

(2)                                  Reimbursement for Legal Fees.  To reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Indemnification of the Company.  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Statutory Prospectus, the Prospectus or any amendments or supplements thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus or such amendments or supplements, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  Notification.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)                                 Contribution.  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitations on Contribution.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of Sections 8(d) and (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in Sections 8(d) and (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                                    Full Force and Effect.  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                       DEFAULT BY UNDERWRITERS.

Underwriter Default.  If on the Closing Date, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                                 NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention:  Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention:  General Counsel; if to the Company, to Gruma S.A. de C.V., Calzada del Valle 407 Ole., San Pedro Garza Garcia, N.L., Mexico CP 66220, Attention: General Counsel.

11.                                 TERMINATION.

This Agreement may be terminated by you by notice to the Company:

(a)                                  Availability of Termination.  at any time prior to the Closing Date, if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or the Mexican Underwritten Shares or to enforce contracts for the sale of the Shares or the Mexican Underwritten Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Mexican Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchanges, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States, New York State or Mexican authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act) or a comparable organization in Mexico; (vii) the suspension of trading of the Company’s common stock by the Mexican Stock Exchange, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or Mexico; or

(b)                                 as provided in Sections 6 and 9 of this Agreement.

12.                                 SUCCESSORS.

Successors and Assigns.  This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                                 INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Disclosure Package, any Preliminary Prospectus and the Prospectus consists of the information set forth in the fourth, fifth and the ninth through the sixteenth paragraphs under the caption “Underwriting” in the Prospectus.

14.                                 MISCELLANEOUS.

Survival.  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

Underwriter Is Not A Fiduciary.  The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering,

including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

Consent to Jurisdiction.  The parties hereto irrevocably consent and agree that any legal action, suit or proceeding against them with respect to their obligations, liabilities or any other matter arising out of or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, this Agreement and the Global Shares, may be brought in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due in respect of all the Shares have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consent and irrevocably submit to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves and in respect of their properties, assets and revenues.

Appointment of Agent for Service of Process.  The Company hereby irrevocably designates, appoints and empowers CT Corporation, with offices currently at 111 Eighth Avenue, 13th Floor, New York, NY 10011, United States of America, as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 14 satisfactory to the Representative.  The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company, at its address specified in or designated pursuant to this Agreement.  The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the Representative to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, the Global Shares brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The provisions of this paragraph shall survive any termination of this Agreement, in whole or in part.

Waiver of Immunities.  To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

Headings.  The Section and subsection headings are for convenience only and shall not affect the construction hereof.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

The remainder of this page has been intentionally left blank.

Very truly yours,

GRUMA S.A. DE C.V.

By:
Name:
Title:

The foregoing Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Underwriters listed on Schedule A

By: Deutsche Bank Securities Inc.

By:
Authorized Officer

By:
Authorized Officer

Underwriting Agreement signature page

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP

EXHIBIT C

FORM OF OPINION OF KURI, BRENA, SANCHEZ UGARTE, CORCUERA Y AZNAR, S.C.

SCHEDULE A

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Shares to be Purchased
Deutsche Bank Securities Inc.

Total

SCHEDULE B

LIST OF ISSUER FREE WRITING PROSPECTUSES

(included in the Disclosure Package)

None.

SCHEDULE C

ENCUMBRANCES ON SUBSIDIARIES